SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549






                                    FORM 8-K
                                 CURRENT REPORT






     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934






       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) - JANUARY 18, 2001







                                     ALLETE
                 (legally incorporated as Minnesota Power, Inc.)


                             A Minnesota Corporation
                           Commission File No. 1-3548
                   IRS Employer Identification No. 41-0418150
                             30 West Superior Street
                          Duluth, Minnesota 55802-2093
                           Telephone - (218) 279-5000

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ITEM 5.  OTHER EVENTS.

Reference is made to the 1999 Form 10-K of ALLETE (legally incorporated as Minnesota Power, Inc.) for background information on the following updates. Unless otherwise indicated, cited references are to ALLETE's 1999 Form 10-K.


Ref. Page 12 - Third Full Paragraph


On January 18, 2001 ALLETE and ADESA Corporation (ADESA), a wholly owned subsidiary of ALLETE, purchased all of the outstanding stock of ComSearch, Inc. and all of the assets of Auto Placement Center, Inc. (APC), respectively, in an overall transaction valued at $62.4 million. APC and ComSearch's combined revenue for 2000 was approximately $38 million.

ADESA's acquisition of APC, a Rhode Island-based auto salvage auction company, includes eight salvage auctions. The eight auctions are located in Albany, New York; Manchester, New Hampshire; East Providence, Rhode Island; Saco, Maine; Clinton, Maine; Taunton, Massachusetts; Newburgh, New York and Burlington, Vermont. Salvage auctions provide remarketing services primarily to insurance companies for their "total loss" vehicles.

ComSearch, Inc., also based in Rhode Island, provides Internet-based parts location and insurance adjustment audit services nationwide.

ALLETE's $438 million investment in new vehicle auction facilities during 2000 followed by this $62.4 million purchase are expected to contribute to ALLETE's corporate goal of 12 percent growth in operating earnings in 2001. Earnings growth from ALLETE's Automotive Services segment is expected to increase by over 40 percent in 2001.




ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

The following exhibit of ALLETE is filed herewith in accordance with Item 601 of Regulation S-K:

    Exhibit
    Number

      99   -   ALLETE News Release dated January 18, 2001.

                              SAFE HARBOR STATEMENT
           UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 (Reform Act), ALLETE is hereby filing cautionary statements identifying important factors that could cause ALLETE's actual results to differ materially from those projected in forward-looking statements (as such term is defined in the Reform Act) made by or on behalf of ALLETE in this quarterly report on Form 8-K, in presentations, in response to questions or otherwise. Any statements that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions or future events or performance (often, but not always, through the use of words or phrases such as "anticipates," "believes," "estimates," "expects," "intends," "plans," "predicts," "projects," "will likely result," "will continue," or similar expressions) are not statements of historical facts and may be forward-looking.

Forward-looking statements involve estimates, assumptions, and uncertainties and are qualified in their entirety by reference to, and are accompanied by, the following important factors, which are difficult to predict, contain uncertainties, are beyond the control of ALLETE and may cause actual results to differ materially from those contained in forward-looking statements:

       - prevailing governmental policies and regulatory actions, including those of Congress, state legislatures, the FERC, the MPUC, the FPSC, the NCUC, the PSCW and various county regulators, with respect to allowed rates of return, industry and rate structure, acquisition and disposal of assets and facilities, operation and construction of plant facilities, recovery of purchased power and capital investments, and present or prospective wholesale and retail competition (including but not limited to retail wheeling and transmission costs);

       - economic and geographic factors including political and economic risks;

       - changes in and compliance with environmental and safety laws and policies;

       -  weather conditions;

       -  population growth rates and demographic patterns;

       -  competition for retail and wholesale customers;

       -  pricing and transportation of commodities;

       -  market demand, including structural market changes;

       -  changes in tax rates or policies or in rates of inflation;

       -  changes in project costs;

       -  unanticipated changes in operating expenses and capital expenditures;

       -  capital market conditions;

       -  competition for new energy development opportunities; and

       - legal and administrative proceedings (whether civil or criminal) and settlements that influence the business and profitability of ALLETE.

Any forward-looking statement speaks only as of the date on which such statement is made, and ALLETE undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which that statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time and it is not possible for management to predict all of these factors, nor can it assess the impact of each of these factors on the business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement.

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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.





                                                   ALLETE
                              (legally incorporated as Minnesota Power, Inc.)




January 19, 2001                                D. G. Gartzke
                             ---------------------------------------------------
                                                D. G. Gartzke
                                       Senior Vice President - Finance
                                         and Chief Financial Officer

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                                  EXHIBIT INDEX

Exhibit
Number

   99    -   ALLETE News Release dated January 18, 2001


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